Exhibit 99.3

FOR IMMEDIATE RELEASE

BORQS TECHNOLOGIES, INC. FILES 8-K WITH JUNE 30, 2017 FINANCIAL RESULTS

AND ANNOUNCES STOCK BUY-BACK

New York (August 24, 2017) – Borqs Technologies, Inc. (the “Company”), a global leader in software, products and cloud solutions for the Internet of Things (IoT), announced its mid-year June 30, 2017 operational results today via a Form 8-K filed with the U.S. Securities and Exchange Commission, four business days after BORQS International Holding Corp completed its merger on August 18, 2017 with Pacific Special Acquisition Corp, which changed its name to Borqs Technologies, Inc. The Company’s ordinary shares and warrants trade on the Nasdaq stock market under the symbols BRQS and BRQSW, respectively.

Results of Operations for January through June of 2017

As details of the Company’s results of operations for the first six months of 2017 are described in the Form 8-K, this release serves to provide a summary of such results. Net revenue on a consolidated basis for the six months ended June 30, 2017 was $54.05 million as compared to $50.59 million for the same period last year. Gross profit was $11.90 million for the first half of 2017 and $12.89 million in 2016. Gross margin for the first six months of 2017 was 22.01% as compared to 25.47% a year ago. The decline in gross profitability was attributed to a larger component in hardware sales in 2017. Operating expenses for the first half of 2017 declined to $10.83 million from $11.33 million for the same period a year ago, resulting in $1.06 million of operating income for January through June of 2017 as compared to $1.56 million in 2016. The financials outlined above reflect the results of operations of BORQS International Holding Corp for the first half of 2017, prior to its merger with Pacific Special Acquisition Corp.

In the first six months of 2017, the Company incurred non-cash G&A expenses of $0.16 million due to a change in the fair value of warrants issued to commercial lenders and $0.32 million of non-cash stock based compensation for executives. Excluding these two items, the first half 2017 non-US-GAAP adjusted operating income was $1.55 million as compared to $1.56 million in the first half of 2016.

In the first six months of 2017, the Company incurred much higher interest expense of $1.14 million as compared to only $0.16 million for the same period a year ago. This was attributed to a non-cash amortization of the fair value of the warrants in the amount of $0.52 million that was charged to interest expenses, and there was no such charge in the same period of 2016.

This resulted in a loss before income taxes of $0.06 million for the first six months of 2017 as compared to an income before income taxes of $2.69 million a year ago. Despite the slight net loss for this 2017 period, there was still a tax payable incurred in the amount of $0.89 million. Our taxes payable historically had been significantly higher than the statutory tax rates because some of the losses in our subsidiaries cannot be used to offset gains in other subsidiaries, even within the same jurisdiction. This resulted in a net loss after taxes in the first half of 2017 of $0.95 million as compared to a net income after taxes in the first half of 2016 of $1.42 million.

Non-US GAAP adjustments: In another presentation format where adjustments are made for the non-cash charges for amortization and changes in fair value of the warrants, and non-cash stock based compensation, we resulted in non-US-GAAP adjusted net income of $0.06 million for the first half of 2017; there were no such charges for the first half of 2016 so the adjusted net income for the same period in 2016 remained the same as the unadjusted figure at $1.42 million. EBITDA, an often-used measure of earnings before interest, taxes, depreciation and amortization, for the first six months of 2017 was $3.44 million while that for 2016 was $4.56 million. Further, when other non-operational factors such as exchange rate (loss)/gain and non-recurring government grants were removed, adjusted EBITDA for the first six months of 2017 was $3.5 million versus that of 2016 was $3.3 million.

	2017	2016
Reconciliation of non-US GAAP adjustments	1st half	1st half

Operating income	$1,064,242	$1,556,000
Change in fair value of warrants	$160,852	$-
Stock based compensation	$324,000	$-
Adjusted non-US GAAP operating income	$1,549,094	$1,556,000

Income (loss) after income taxes	$(947,131)	$1,418,000
Interest expense from amortization of warrants	$518,301	$-
Change in fair value of warrants	$160,852	$-
Stock based compensation	$324,000	$-
Adjusted non-US GAAP income after income taxes	$56,022	$1,418,000

Income (loss) after income taxes	$(947,131)	$1,418,000
Interest	$1,133,000	$117,000
Provisions for income taxes	$890,134	$1,276,000
Depreciation and amortization	$2,360,000	$1,747,000
EBITDA	$3,436,002	$4,558,000

Exchange rate (loss) gain	$(333,013)	$342,000
Non-recurring government grants	$266,872	$910,000
Adjusted EBITDA	$3,502,143	$3,306,000

Board Approved Buy-back of Shares

The Board of Directors of the Borqs Technologies, Inc. believes that the current market price of the Company’s ordinary shares does not reflect the Company’s inherent long-term value and has approved a share buy-back program. The management of the Company is authorized to conduct open market repurchases of its ordinary shares from today forward until December 31, 2017, in accordance with circumstances, volume and time window allowable under securities laws and regulations, at a price not higher than $10.40 per share, up to an aggregate repurchase price of $6 million. The buy-back program does not obligate the Company to repurchase a minimum number of shares, and the program may be modified, suspended, or discontinued without prior notice.

Pat Chan, Chairman and CEO of Borqs commented: “We look forward to delivering our projected results going forward as a Nasdaq listed company. We also deem the undue market stress on our share price as a new public company justifies our re-purchase of some of our outstanding shares as we firmly believe in the value of our Company and the collective effort of our team. We believe that the funds used for such stock buy-back will not negatively impact our ongoing operational cash needs.”

About BORQS

Borqs Technologies, Inc., which is headquartered in Beijing, China with R&D centers in Bangalore, India and Beijing, was founded in 2007 by respected veterans in the communication technologies industry from Canada, China, India and the United States. Borqs has world renowned investors including Intel Capital, Qualcomm Ventures, Norwest Venture Partners, SK Telecom China Fund, Keytone Ventures and GSR Ventures.

Borqs is a global leader in software and products for IoT providing customizable, differentiated and scalable Android-based smart connected devices and cloud service solutions. Deloitte named BORQS as one of the fastest growing technology companies in China & Asia Pacific in 2011, 2012 and 2013. In 2013, 2014, 2015 and 2016, BORQS was awarded Company of the Year for Innovation & Leadership in Mobile Technology for Asia Pacific from the International Alternative Investment Review. Recently BORQS received the "50 Most Promising IoT Solution Providers 2016" recognition from CIO Review magazine. For more info, visit: http://www.borqs.com/

Forward-Looking Statements

This press release includes “forward-looking statements” regarding the Company’s planned capital return, including statements regarding the anticipated size, timing and price of its stock buy-back program. These statements involve risks and uncertainties that could cause actual results to differ materially from what is expected or implied. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks”, “may”, “might”, “plan”, “possible”, “should” and variations and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements relate to future events or future results, based on currently available information and reflect managements’ current beliefs. A number of factors could cause actual events or results to differ materially from the events and results discussed in the forward-looking statements. Such factors include, among other things: the future financial performance of the Company; the ability of the Company to meet the NASDAQ Capital Market’s listing standards; unexpected costs, liabilities or delays in the buy-back program; and general economic conditions. In addition, please refer to the Risk Factors section of the Company’s proxy statement and its Forms 10-K and 10-Q for additional information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

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